FCPT Announces Extensions for 100% of Olive Garden and LongHorn Leases Maturing in 2027

MILL VALLEY, Calif.--(BUSINESS WIRE)-- Four Corners Property Trust (NYSE:FCPT), a real estate investment trust primarily engaged in the ownership and acquisition of high-quality, net-leased restaurant and retail properties (“FCPT” or the “Company”), is pleased to announce the execution of a master agreement, extension and exercise (“Master Agreement”) with Darden Restaurants, Inc. and certain of its affiliates (“Darden”) (NYSE:DRI) with respect to all 66 Olive Garden and LongHorn leases previously expiring in October 2027. The Master Agreement also includes the early extension options for six leases expiring in October 2028. The leases have been extended by approximately five years, and in all cases, rent will continue to increase by 1.5% annually in accordance with the underlying leases.

Under the Master Agreement, FCPT and Darden have agreed to extend all Olive Garden and LongHorn leases previously expiring in 2027 via either tenant extension option or amendment. This represents the renewal of 100% of FCPT’s Darden leases for these brands with renewal notice dates in 2026. The agreement did not include any landlord rent concessions or capital contributions.

Bill Lenehan, CEO of FCPT, stated: “This Master Agreement represents our first opportunity to provide proof of concept for the high renewal rate and sustainable rent levels in the original spin-off portfolio. Further, the Master Agreement includes an early exercise for several leases maturing more than two years from now, underscoring the confidence Darden has in our properties. This outcome is the direct result of FCPT’s strategy of pairing best-in-class operators with high-quality, low rent properties.”

About FCPT

FCPT, headquartered in Mill Valley, CA, is a real estate investment trust primarily engaged in the ownership, acquisition and leasing of restaurant and retail properties. The Company seeks to grow its portfolio by acquiring additional real estate to lease, on a net basis, for use in the restaurant and retail industries. Additional information about FCPT can be found on the website at www.fcpt.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding FCPT’s intent, belief or expectations, including, but not limited to, statements regarding the anticipated consequences and benefits of the transaction and other future events and their potential effects on FCPT, including, but not limited to, statements relating to anticipated financial and operating results, the Company’s plans, objectives, expectations and intentions, cost savings and other statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of FCPT’s public disclosure obligations, FCPT expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in FCPT’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and FCPT can give no assurance that its expectations or the events described will occur as described. For a further discussion of these and other factors that could cause FCPT’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in FCPT’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by FCPT from time to time with the Securities and Exchange Commission.

Four Corners Property Trust:
Bill Lenehan, 415-965-8031
CEO

Patrick Wernig, 415-965-8038
CFO